                                                                  EXHIBIT 10.1








                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS



                                 By and Between



                          CM PROPERTY MANAGEMENT, INC.,
                            a Connecticut corporation
                                    as Seller



                                       and



                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                      a Texas real estate investment trust
                                    as Buyer



                            Dated as of July 15, 1997



                             Re: Skyway Circle South
                                 Irving, Texas

                                 Central Park Office Tech
                                 Richardson, Texas

                                TABLE OF CONTENTS


                                                              Page
                                                              ----
1.       Certain Basic Definitions..........................   1

2.       Sale of Property; Purchase Price...................   2

  2.1    Sale of Property...................................   2
  2.2    Purchase Price.....................................   2
         2.2.1    Deposit...................................   2
         2.2.2    Balance...................................   3

3.       Escrow; Closing Conditions.........................   3

  3.2    Closing Date.......................................   3
  3.3    Buyer's Conditions to Closing......................   3
         3.3.1    Inspection................................   4
         3.3.2    Title Policy..............................   4
         3.3.3    Covenants.................................   5
         3.3.4    Preliminary Report........................   5
         3.3.5    Due Diligence Items.......................   5
  3.4    Approval...........................................   5
  3.5    Termination........................................   5
  3.6    Seller's Conditions to Closing.....................   5
         3.6.1    Representations and Warranties............   5
         3.6.2    Covenants.................................   5
  3.7    Title and Title Insurance..........................   5
         3.7.1    Deed......................................   5
         3.7.2    Buyer's Title Policy......................   6
         3.7.3    ALTA Policy...............................   6
  3.8    Closing Costs and Charges..........................   6
         3.8.1    Seller's Costs............................   6
         3.8.2    Buyer's Costs.............................   6
         3.8.3    Other Costs...............................   6
  3.9    Deposit of Documents and Funds by Seller...........   7
  3.10   Deposit of Documents and Funds by Buyer............   7
  3.11   Delivery of Documents and Funds at Closing.........   7
         3.11.1   Recorded Documents........................   7
         3.11.2   Buyer's Documents.........................   8
         3.11.3   Purchase Price............................   8
  3.12   Prorations and Adjustments.........................   8
         3.12.1   General...................................   8
         3.12.2   Rentals...................................   8
         3.12.3   Delinquent Rentals........................   8
         3.12.4   Additional Rentals........................   8
         3.12.5   Prepaid Rentals...........................   9
         3.12.6   Taxes and Assessments.....................   9
         3.12.7   Operating Expenses........................   9

         3.12.8   Commissions and Tenant
                  Improvement Costs.........................   9
         3.12.9   Tenant Deposits...........................  10
         3.12.10  Seller Deposits...........................  10
         3.12.11  Capital Expenditures......................  10
         3.12.12  Method of Proration.......................  10

4.       Improvement Assessment Liens; Subdivision
         and Development Bonds..............................  11
    4.1  Assessment Liens...................................  11

5.       Delivery and Possession............................  11

6.       Commissions........................................  11

7.       Damage or Destruction; Condemnation................  11

8.       Seller's Representations, Warranties
         and Covenants......................................  12

9.       Buyer's Representations and Warranties.............  12

10.      Default............................................  12
   10.1  LIQUIDATED DAMAGES - DEPOSIT.......................  12
   10.2  No Specific Performance............................  13
   10.3  No Contesting Liquidated Damages...................  13

11.      Waiver of Trial by Jury............................  13

12.      Attorneys' Fees....................................  13

13.      Notices............................................  14

14.      Amendment; Complete Agreement......................  14

15.      Governing Law......................................  14

16.      Severability.......................................  14

17.      Counterparts, Headings, and Defined Terms..........  15

18.      Time of the Essence................................  15

19.      Waiver.............................................  15

20.      Third Parties......................................  15

21.      Additional Documents...............................  15

22.      Independent Counsel................................  15

23.      Condition of Property..............................  15

24.      Property "AS IS"...................................  16
   24.1  Seller's Acquisition...............................  16
   24.2  No Side Agreements or Representations..............  16
   24.3  AS IS CONDITION....................................  16

25.      Governmental Approvals.............................  18

26.      Release............................................  18

27.      [Intentionally Deleted]............................  19

28.      Indemnification....................................  19

29.      Assignment.........................................  20

30.      Successors and Assigns.............................  20

31.      Exhibits...........................................  20

32.      No Reservation of Property.........................  20

33.      Duty of Confidentiality............................  20

34.      Survival...........................................  21

                         AGREEMENT OF PURCHASE AND SALE
                                       AND
                            JOINT ESCROW INSTRUCTIONS


     THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made as of this 15th day of July, 1997, by and between CM PROPERTY MANAGEMENT, INC., a Connecticut corporation ("Seller"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Buyer").

                                R E C I T A L S:

      A. Seller desires to sell and Buyer desires to buy the Property (defined below), subject to satisfaction of the conditions contained herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    AGREEMENT

      For purposes of this Agreement, the following terms shall have the following definitions:

      1. Certain Basic Definitions.

         1.1 "Broker" means Richard L. Cullers of CB Commercial Real Estate Group, Inc.

         1.2 "Buyer's Address" means:
                6210 N. Beltline Road, Suite 170
                Irving, Texas 75063-2656
                Attention: Lewis D. Friedland
                Telephone No.: (972) 756-6000
                Facsimile No.: (972) 756-0704

         1.3 "Closing Date" means 10:00 a.m., Hartford, Connecticut time on the earlier of (a) the fifteenth (15) day following the end of the Due Diligence Period; or (b) September 15, 1997.

         1.4 "Contracts" means all licenses, permits, contracts, and agreements in effect as of the Close of Escrow relating to the Property.

         1.5 "Deposit" means One Hundred Thousand and No/100 Dollars ($100,000.00), payable as follows: $50,000 upon the execution hereof and, if Buyer elects not to terminate this Agreement under Section 3.5, $50,000 on or before the end of the Due Diligence Period.

         1.6 "Due Diligence Period" means the period ending at 5:00 p.m., Hartford, Connecticut time on the thirtieth (30th) day following the date hereof.

         1.7  "Leases" means all leases of space in the improvements.

         1.8 "Personal Property" means any tangible property owned by Seller and located on the Real Property.

         1.9 "Property" means the Real Property, Leases, Contracts, and Personal Property, collectively.

         1.10 "Purchase Price" means the sum of $6,400,000. Buyer has allocated the Purchase Price as follows: $__________ as to Central Park Office Tech; and $__________ as to Skyway Circle.

         1.11 "Real Property" means the improved real property commonly known as Skyway Circle South and Central Park Office Tech consisting of the land located in the County of Dallas, State of Texas, and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, together with the improvements now or hereafter located thereon.

         1.12 "Seller's Address" means:

                 c/o Cornerstone Real Estate Advisers
                 One Financial Plaza, 17th Floor
                 Hartford, Connecticut 06103-2604
                 Attention: Mr. William T. Baird
                 Telephone No.: (860) 509-2233
                 Facsimile No.: (860) 509-2223

         1.13 "Title Company" means First American Title Insurance Company.

         1.14 "Title Company's Address" means:

                 c/o Republic Title of Texas, Inc.
                 300 Crescent Court, Suite 100
                 Dallas, Texas  75201
                 Attention:  Ms. Janell Davidson
                 Telephone No.:  (214) 855-8854
                 Facsimile No.:  (214) 855-8889


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
      2. Sale of Property; Purchase Price.

         2.1 Sale of Property. Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, for the Purchase Price on the terms and conditions of this Agreement.

         2.2 Purchase Price. The Purchase Price shall be payable as follows:

             2.2.1 Deposit. On or prior to the execution of this Agreement by Buyer and Seller, Buyer shall deliver to the Title Company $50,000, representing 50% of the Deposit, in the form of a wire transfer or cash or cashier's check drawn on good and sufficient funds made payable to the order of Republic Title of Texas, Inc. If Buyer elects not to terminate this Agreement under Section 3.5, Buyer must deliver to the Title Company $50,000, representing the remaining 50% of the Deposit, in the form of a wire transfer of cashier's check drawn on good and sufficient funds made payable to the order of Republic Title of Texas, Inc. The Deposit shall, except as set forth below, be non-refundable and shall either be applied toward the payment of the Purchase Price on the Close of Escrow or delivered by the Title Company immediately, to Seller if the Close of Escrow does not occur. Notwithstanding the foregoing, the Deposit shall be returned to Buyer if this Agreement is terminated pursuant to Section 3.5,
Section 7 or Section 10.2 or if the Close of Escrow does not occur as a result of the failure of a condition contained in Section 3.3.2 or 3.3.3.

             2.2.2 Balance. Buyer shall deposit into Escrow an amount ("Cash Balance"), in immediately available federal funds equal to the Purchase Price minus the Deposit and increased by the amount of any credits due or any items chargeable to Buyer under this Agreement. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available federal funds no later than one
(1) business day before the Closing Date or such earlier date as may be required by the Escrow Holder under applicable law such that Escrow Holder will be in a position to disburse the cash proceeds to Seller on the Closing Date.

      3. Escrow; Closing Conditions.

         3.1 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by the Title Company in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to the Title Company to open an escrow ("Escrow") for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon the Title Company's written acceptance of this Agreement, the Title Company is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute the Title Company's general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Close of Escrow, the Title Company shall pay any sum owed to Seller with immediately available federal funds.

         3.2 Closing Date. The Escrow shall close ("Close of Escrow") on the Closing Date, provided that all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby.

         3.3 Buyer's Conditions to Closing. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions:

             3.3.1 Inspection. Buyer's approval of the physical condition of the Property at Buyer's sole cost and expense prior to the expiration of the Due Diligence Period. Buyer acknowledges that prior to the expiration of the Due Diligence Period: (i) Buyer will conduct such surveys and inspections, and made such boring, percolation, geologic, environmental and soils tests and other studies of the Property; and (ii) Buyer will have adequate opportunity to make such inspection of the Property (including an inspection for zoning, land use, environmental and other laws, regulations and restrictions) as Buyer has, in Buyer's discretion, deems necessary or advisable as a condition precedent to Buyer's purchase of the Property and to determine the physical, environmental and land use characteristics of the Property (including, without limitation, its subsurface) and its suitability for Buyer's intended use. Buyer shall protect, indemnify, defend and hold the Property, Seller and Seller's officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, arising out of or related (directly or indirectly) to Buyer's conducting such inspections, surveys, tests, and studies. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated by Section 3.3.1 of this Agreement. The Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow. It is understood by the parties that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report. Buyer acknowledges that Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

             3.3.2 Title Policy. The Title Company's commitment to issue or the issuance of the Buyer's Title Policy complying with the requirements of Section
3.7.2 below.

             3.3.3 Covenants. Seller having performed and satisfied all agreements and covenants required hereby to be performed by Seller prior to or at the Close of Escrow, excluding Section 3.9.5 below.

             3.3.4 Preliminary Report. Buyer has received or will receive a current preliminary title report (together with all of the documents referred to therein, the "Prelim") on the Property showing the status of title to the Property as the date of the Prelim.

             3.3.5 Due Diligence Items. Seller will make available to Buyer at Macfarlan Real Estate's offices for Buyer's review the documents and information ("Due Diligence Items") set forth on Exhibit "B" attached hereto and incorporated herein by this reference. Buyer shall not contact nor hold any discussions with any tenants or property managers without first notifying Seller, and giving Seller a reasonable opportunity to be present at such contacts or discussions at a time and location specified by Buyer in writing.

         3.4 Approval. Buyer has approved the matters described in Sections 3.3.1, 3.3.4 and 3.3.5 on or before the end of the

Due Diligence Period. The foregoing will survive the Close of Escrow and not be merged in the Deed.

     3.5 Termination. Buyer has the right to terminate this Agreement, in Buyer's sole discretion, for any reason by delivery of written notice to Seller and the Title Company no later than the end of the Due Diligence Period. This is an "all or none" transaction and Buyer has no right to terminate this Agreement except in its entirety.

     3.6 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

         3.6.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

         3.6.2 Covenants. Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

     3.7 Title and Title Insurance.

         3.7.1 Deed. On the Closing Date, Seller shall convey title to the Property to Buyer by deed in the form of Exhibit "C" attached hereto and incorporated herein by this reference ("Deed").

         3.7.2 Buyer's Title Policy. At the Close of Escrow, the Title
Company shall issue to Buyer a Texas Standard Coverage Owner's Policy of Title Insurance ("Buyer's Title Policy") which:

               a. shall be written with liability in the amount of the Purchase Price; and

               b. shall insure title to the Property, to be vested in Buyer, subject only to the following exceptions ("Permitted Exceptions"): (i) the standard printed exceptions set forth in the Buyer's Title Policy;
         (ii) general and special real property taxes and assessments for the current fiscal year, a lien not yet due and payable; (iii) the exceptions reflected in the Prelim, but the exception for tenants shall be limited to rights of tenants in possession, as tenants only, under unrecorded lease agreements; and
          (iv) any exceptions directly or indirectly caused by Buyer.

          3.7.3 Survey Coverage. Buyer shall have the right to procure survey coverage ("Survey Coverage") as long as the issuance of the Survey Coverage does not delay or extend the Closing Date. Buyer shall pay for (i) the increased cost of such Survey Coverage, (ii)the cost of any survey that the Title Company requires for issuance of Survey Coverage, and (iii) for the cost of any other increase in the amount or scope of title insurance if Buyer elects to increase the amount or scope of title insurance coverage provided in the Buyer's Title Policy.

      3.8 Closing Costs and Charges.

          3.8.1 Seller's Costs. Seller shall pay (a) one-half (1/2) of Title Company's escrow fees; (b) the premium for the Buyer's Title Policy (but not the increased cost of Survey Coverage, if Buyer elects to purchase same); (c) all expenses and charges incurred in connection with the discharge of delinquent taxes, if any, which may be required in order for the Title Company to issue the Buyer's Title Policy in accordance with Section 3.7.2(b) above, and (d) Seller's share of prorations as determined in accordance with Section 3.12.

          3.8.2 Buyer's Costs. Buyer shall pay (a) one-half (1/2) of the Title Company's escrow fee; (b) all document recording charges; (c) the cost of the survey and any costs arising out of the Buyer's Title Policy which are described in Section 3.7.3; (d) the cost of all endorsements; (e) all documentary transfer and other taxes payable in connection with the transfer of the Property; and (f) Buyer's share of prorations as determined in accordance with Section 3.12.

          3.8.3 Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the County where the Real Property is located.

      3.9 Deposit of Documents and Funds by Seller. Not later than one (1) business day prior to the Closing Date, Seller shall deposit the following items into Escrow, each of which shall be duly executed and acknowledged by Seller where appropriate:

          3.9.1 The Deed.

          3.9.2 Two (2) counterparts of a bill of sale, duly executed by Seller, conveying to Buyer, without warranty, all of Seller's right, title, and interest in and to the Personal Property, in the form of Exhibit "D" attached hereto and incorporated herein by this reference ("Bill of Sale").

          3.9.3 Two (2) counterparts of an assignment and assumption, duly executed by Seller, assigning to Buyer, without warranty, all of Seller's right, title, and interest in and to all Leases and Contracts, all to the extent transferable by Seller, in the form of Exhibit "E" attached hereto and incorporated herein by this reference ("General Assignment").

          3.9.4 Other documents pertaining to Seller's authority to record the Deed that may reasonably be required by the Title Company to close the Escrow in accordance with this Agreement.

          3.9.5 Estoppel letters from tenants covering at least 75% of the currently occupied tenant space, in substantially the form attached hereto as Exhibit "F", provided that Buyer agrees that Seller, at its option, may substitute its own estoppel in the form attached hereto as Exhibit "G" in order to satisfy all or any part of such 75% requirement. Seller has no liability under any substitute estoppel upon delivery of the applicable tenant estoppel or beyond six (6) months after the Closing.

     3.10 Deposit of Documents and Funds by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow:

          3.10.1 The Cash Balance;

          3.10.2 Two (2) counterparts of the General Assignment, duly executed by Buyer;

          3.10.3 Two (2) counterparts of the Bill of Sale, duly executed by Buyer; and

          3.10.4 All other funds and documents as may reasonably be required by the Title Company to close the Escrow in accordance with this Agreement.

     3.11 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date the Title Company shall conduct the closing by recording or distributing the following documents and funds in the following manner:

          3.11.1 Recorded Documents. Record the Deed in the Official Records of the County in which the Real Property is located;

          3.11.2 Buyer's Documents. Deliver to Buyer: (a) the original Buyer's Title Policy; (b) an original fully-executed counterpart of the Bill of Sale; and (c) an original fully-executed counterpart of the General Assignment; and

          3.11.3 Purchase Price. Deliver to Seller the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement, an original fully executed counterpart of the General Assignment, and an original fully executed counterpart of the Bill of Sale.

     3.12 Prorations and Adjustments.

          3.12.1 General. Rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated as of midnight on the day preceding the Close of Escrow. For purposes of calculating prorations, Seller shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Close of Escrow occurs.

          3.12.2 Rentals. Subject to the provisions of Sections 3.12.3 and 3.12.4, rentals shall be prorated as of the Close of Escrow. "Rentals" as used herein includes fixed rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs and other sums and charges payable by tenants under the Leases.

          3.12.3 Delinquent Rentals. Rentals are delinquent when payment thereof is more than thirty (30) days delinquent as of the Close of Escrow. Delinquent rentals shall be prorated between Buyer and Seller as of the Close of Escrow but not until they are actually collected by Buyer. Buyer shall have the sole right to collect any delinquent rentals, but shall not have the obligation to do so. Delinquent rentals collected by Buyer, net of the costs of collection (including attorneys'

fees), shall be applied first against amounts currently due. Buyer agrees that any payments due to Seller as a result of collected delinquent rentals shall be payable by Buyer to Seller promptly upon receipt thereof.

          3.12.4 Additional Rentals. Operating cost pass-throughs, percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by tenants which accrue as of the Close of Escrow but are not then due and payable, shall be prorated as of the Close of Escrow.

          3.12.5 Prepaid Rentals. Rentals received by Seller attributable to periods after the Close of Escrow shall be prorated and credited to Buyer and debited to Seller at the Close of Escrow.

          3.12.6 Taxes and Assessments. All non-delinquent real estate taxes and current installments of assessments affecting the Property which are payable by Seller shall be prorated as of the Close of Escrow based on the actual current tax bill. All delinquent taxes and assessments, if any, affecting the Property which are payable by Seller shall be paid at the Close of Escrow from funds accruing to Seller. Any refunds of real estate taxes and assessments attributable to the period prior to the Close of Escrow shall be paid to Seller upon receipt, whether such receipt occurs before or after the Close of Escrow. Buyer acknowledges that Seller, with the assistance of its tax consultant, is currently seeking a refund of real estate taxes and assessments previously paid on account of the Property. Seller's tax consultant may, at Seller's election, and at Seller's sole cost and expense, continue to process all real estate tax and assessment refund claims which relate to the period prior to the Close of Escrow.

          3.12.7 Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes and income taxes) such as rental taxes, and other expenses affecting the Property which are payable by Seller and any other costs incurred in the ordinary course of business or the management and operation of the Property shall be prorated on an accrual basis. Alternatively, Seller may cause any utility company to transfer billings to Buyer upon the Close of Escrow. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

          3.12.8 Commissions and Tenant Improvement Costs. Seller shall pay in full all leasing commissions and documented tenant improvement costs, if any, accruing prior to the Close of Escrow and during Seller's period of ownership with respect to the Leases which were executed prior to the date of this Agreement, as shown on the proration schedule to be prepared pursuant to Section
3.12.12 below. Buyer shall pay in full all other leasing commissions and tenant improvement costs payable by the lessor and accruing after the Close of Escrow with respect to Leases, including any renewal or expansion thereof.

          3.12.9 Tenant Deposits. Buyer shall be credited and Seller shall be debited with an amount equal to all tenant deposits (and any interest accrued thereon for the benefit of a tenant pursuant to Leases) actually being held by Seller under the Leases, except to the extent that as of Close of Escrow Seller transfers to Buyer control of accounts holding tenant deposits, or letters of credit, certificates of deposit, or other forms of tenant deposits held in separately maintained accounts pursuant to Leases.

          3.12.10 Seller Deposits. Seller shall be credited and Buyer shall be debited with an amount equal to all refundable deposits, retentions, and holdbacks then being held by any governmental entity, any utility company, or other third party under any Contract, together with all interest then accrued thereon for the benefit of Seller, to the extent same constitute liabilities of third parties to Seller which are credited or assigned by Seller to Buyer as of the Close of Escrow.

          3.12.11 Capital Expenditures. All costs and expenses payable by Seller and not reimbursable by other third parties with respect to capital work relating to the Property conducted by or on behalf of Seller shall be paid in full by Buyer (or reimbursed by Buyer to Seller, if applicable) with respect to all such capital work which has not been substantially completed as of the date of this Agreement. Buyer's responsibility under this Section shall not, however, exceed $1,000.

          3.12.12 Method of Proration. The Title Company shall, with the assistance of Buyer and Seller, prepare a schedule of tentative prorations prior to the Closing Date with respect to the Property. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. Any such prorations not determined or not agreed upon as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Close of Escrow. Buyer's and Seller's obligations with respect to prorations under this Agreement shall survive for a period of two (2) months after the Close of Escrow; provided, however, that such two (2) month limitation (or any other limitation) shall not apply to Buyer's obligation to deliver to Seller (a) any Rentals, Delinquent Rentals or Additional Rentals applicable to Seller's period of ownership; or (b) any tax refund received by Buyer which is attributable to the period prior to the Close of Escrow as provided in Section 3.12.6, above. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Holder prior to the Close of Escrow.

      4. Improvement Assessment Liens; Subdivision and Development Bonds.

         4.1 Assessment Liens. If and to the extent there exists any improvement assessment liens or other similar assessments which encumber the Property, Buyer hereby expressly agrees and assumes the obligation to pay any and all future installments of such bonds or assessment liens affecting the Property which accrue from and after the Close of Escrow. Any bond payments or assessment liens for the current payable period shall be prorated in accordance with Section 3.12 above and any past due and unpaid installments of such bonds or assessment liens shall be paid by Seller. Seller shall have no obligation to pay the entire principal amount of any of such assessments or bonds.

      5. Delivery and Possession.

         Seller shall deliver possession of the Property to Buyer at the Close of Escrow.

      6. Commissions.

         Buyer and Seller each represent and warrant to the other that there are no commissions, finder's fees or brokerage fees arising out of the transactions contemplated by this Agreement other than a commission payable by Seller to Broker on the Close of Escrow only. Buyer shall indemnify and hold Seller harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees arising out of Buyer's conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, claims, demands, costs and expenses, including, without limitation, reasonable attorneys' fees and costs in connection with claims for any such commissions, finders' fees or brokerage fees arising out of Seller's conduct or the inaccuracy of the foregoing representation and/or warranty of Seller.

      7. Damage or Destruction; Condemnation. Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property is taken by eminent domain. Buyer shall give written notice of Buyer's election to terminate this Agreement within five (5) business days after Buyer first learns of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement. If Buyer does not give such notice, then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds payable with respect to such damage; or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

      8. Seller's Representations, Warranties and Covenants.

         8.1 Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

             (a) Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation; and

             (b) Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.

         8.2 Seller covenants and agrees as follows:

             (a) Following the end of the Due Diligence Period, Seller will not enter into any new Leases, modify any existing Lease or grant any additional encumbrances affecting title to the Property, without in each case, receiving Buyer's consent, not to be unreasonably withheld;

             (b) Seller will continue to operate the Property in accordance with Seller's current practice, but such covenant does not require Seller to incur any capital expenditures or make any alterations, repairs or improvements to the Property, except if an emergency;

             (c) Following the end of the Due Diligence Period, Seller will not enter into any new service contracts without Buyer's consent, not to be unreasonably withheld, unless same may be terminated, without penalty, upon no more than 30 days prior notice;

             (d) Seller agrees to deliver to Buyer copies of any new Leases, Lease amendments or new service contracts executed after the date of this Agreement.

      9.  Buyer's Representations and Warranties.

          Buyer represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:

          9.1 Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation; and

          9.2 Prior to the end of the Due Diligence Period, Buyer will have the full power and authority to execute, deliver and perform Buyer's obligations under this Agreement.

     10.  Default.

          10.1 LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD AND IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED FOR ANY REASON OTHER THAN SELLER'S DEFAULT UNDER THE AGREEMENT, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHTS TO RECEIVE

REIMBURSEMENT FOR ATTORNEYS' FEES, NOR WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.


          SELLER'S INITIALS                      BUYER'S INITIALS

          10.2 No Specific Performance. As material consideration to Seller's entering into this Agreement with Buyer, Buyer expressly waives the remedy of specific performance on account of Seller's default under this Agreement at common law or otherwise to record or file a lis pendens or a notice of pendency of action or similar notice against all of any portion of the Property. In the event the Close of Escrow and the consummation of the transaction contemplated by this Agreement do not occur solely by reason of default by Seller, Buyer as its sole remedy will be entitled to the return of its Deposit and any interest accrued thereon plus all out-of-pocket costs incurred by Buyer in connection with this matter, up to a maximum of $15,000.00.

          10.3 No Contesting Liquidated Damages. As material consideration to each party's agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

     11.  Waiver of Trial by Jury.

          Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

     12.  Attorneys' Fees.

          If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court.

     13.  Notices.

          All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earlier of the following to occur: (a) when delivered to the recipient; or (b) three (3) business days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth below. All notices to Seller shall be sent to Seller's Address. All notices to Buyer shall be sent to Buyer's Address. All notices to Escrow Holder shall be sent to Escrow Holder's Address. The foregoing addresses may be changed by written notice given in accordance with this Section. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday.

     14.  Amendment; Complete Agreement.

          All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

     15.  Governing Law.

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

     16.  Severability.

          If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     17.  Counterparts, Headings, and Defined Terms.

          This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one Agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

     18.  Time of the Essence.

          Time is of the essence of this Agreement.

     19.  Waiver.

          No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

     20.  Third Parties.

          This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

     21.  Additional Documents.

          Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

     22.  Independent Counsel.

          Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

     23.  Condition of Property.

          Buyer represents and warrants, which representations and warranties shall survive the Close of Escrow and not be merged with the Deed, that, as specified in Section 3.3.1 hereof, Buyer has, or shall have inspected and conducted tests and studies of the Property, and that Buyer is or will be prior to the Close of Escrow familiar with the general condition of the Property. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Seller shall have no responsibility or liability with respect to any such occurrence or condition. Buyer represents and warrants that Buyer is acting, and will act, only upon information obtained by Buyer directly from Buyer's own inspection of the Property. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property, shall not affect the rights or obligations of the Buyer hereunder.

     24.  Property "AS IS".

          24.1 Seller's Acquisition. Buyer acknowledges that

Seller did not develop or construct the Property.

         24.2 No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

         24.3 AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;
(VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR

ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;
(XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT SHALL SURVIVE THE CLOSE OF ESCROW AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE PROPERTY.

         BY INITIALING BELOW, THE BUYER ACKNOWLEDGES THAT (i) THIS SECTION 24.3 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) THE BUYER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) THE BUYER HAS ACCEPTED

AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 24.3.


                                BUYER'S INITIALS

     25. Governmental Approvals.

         Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zoning change, variance, subdivision map, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Property prior to the Close of Escrow, and Buyer agrees not to do so without Seller's prior written approval, which approval may be withheld in Seller's sole and absolute discretion. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Seller, which approval Seller may withhold in Seller's sole discretion. Buyer's obligation to purchase the Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.

     26. Release.

         Buyer shall rely solely upon Buyer's own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property's physical condition. Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other physical conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. The foregoing release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deed, that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder.

         Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 26. Seller and Buyer have each initialed this Section 26 to further indicate their awareness and acceptance of each and every provision hereof.


         SELLER'S INITIALS                        BUYER'S INITIALS

     27. [Intentionally Deleted].

     28. Indemnification.

         Buyer shall indemnify, defend, protect and hold harmless Seller and Seller's parent company and their respective affiliates, subsidiaries, directors, officers, participants, employees, consultants and agents, from and against any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims therefor (collectively, "Claims"), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to Buyer's due diligence and other activities on or at the Property, including, but not limited to, the acts or omissions of Buyer or its employees, agents, suppliers or contractors. Buyer's obligations hereunder shall survive the Close of Escrow and shall not be merged with the Deed.

     29. Assignment.

         Buyer shall not assign this Agreement without Seller's prior written consent, which consent may be withheld in Seller's sole and absolute discretion, provided that Buyer may assign this Agreement to an entity controlled by Buyer as long as (a) Buyer notifies Seller in advance; and (b) delivers to Seller an assumption agreement which provides that Buyer will remain liable hereunder notwithstanding such assignment. Any purported assignment in violation of the terms of this Agreement shall be void.

     30. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

     31. Exhibits.

         Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

     32. No Reservation of Property.

         The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller. Buyer understands and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential purchasers of the Property until the expiration of the Due Diligence Period and the satisfaction or waiver in writing of all conditions to the obligations of Buyer under this Agreement.

     33. Duty of Confidentiality.

         Buyer and Seller represent and warrant that each shall keep all information and/or reports obtained from the other, or related to or connected with the Property, the other party, or this transaction, confidential and will not disclose any such information to any person or entity without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

     34. Survival.

         Unless otherwise specifically set forth in this Agreement, none of the representations, warranties or indemnities set forth herein shall survive the Close of Escrow.

     IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement as of the date first written above.

                                           SELLER:

                                           CM PROPERTY MANAGEMENT, INC.,
                                           a Connecticut corporation

                                           By:  Cornerstone Real
                                                Estate Advisers, Inc.,
                                                its Authorized Agent


                                                By:    /s/ WILLIAM T. BAIRD

                                                Name:      William T. Baird
                                                Title:     Vice President



                                           BUYER:

                                           AMERICAN INDUSTRIAL
                                           PROPERTIES REIT,
                                           a Texas real estate
                                           investment trust


                                           By:         /s/ LEWIS D. FRIEDLAND

                                           Name:           Lewis D. Friedland
                                           Title:          Vice President

                           Acceptance by Title Company


        The Title Company acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.

Dated:  July ___, 1997


                                         REPUBLIC TITLE OF TEXAS, INC.


                                         By:

                                         Name:
                                         Title:

                                  EXHIBIT LIST



EXHIBIT "A"                Legal Description

EXHIBIT "B"                Due Diligence Items

EXHIBIT "C"                Special Warranty Deed

EXHIBIT "D"                Bill of Sale

EXHIBIT "E"                General Assignment

EXHIBIT "F"                Form of Tenant Estoppel

EXHIBIT "G"                Form of Seller Estoppel

                                   EXHIBIT "A"


                                LEGAL DESCRIPTION


TRACT I:  Skyway Circle South

BEING a 4.000 acre tract of land situated in the B.B.B. & C.R.R. SURVEY, ABSTRACT 214 and being a tract of land known as WALNUT HILL BUSINESS PARK, SECTOR IX WEST, SIXTH INSTALLMENT as recorded by plat in Volume 79231, Page 1405, Deed Records of Dallas County, Texas, and being a tract of land out of Walnut Hill Business Park, Sector IX West, Block "D", an Addition to the City of Irving, Dallas County, Texas, by plat filed in Volume 79081, Page 0981, Deed Records of Dallas County, Texas, said 4.000 acre tract being more particularly described as follows:

BEGINNING at an iron rod in the north line of a 100 foot right of way as conveyed to the Texas Power and light Company be deed filed in Volume 5521, Page 616, Deed Records of Dallas County, Texas, and in the south line of said Walnut Hill Business Park, Sector IX West a distance of 1380.66 feet from a point at the southwest corner of said Block "D" and said point also being in the east right of way line of Belt Line Road, a distance of 70 feet from the center line; and said point of Beginning being North, a distance of 100 feet and East a distance of 405 feet from the southwest corner of the B.B.B. & C.R.R. Survey, Abstract No. 214, and the southeast corner of the Francis Jones Survey, Abstract No. 1626;

THENCE departing the north line of said Texas Power and Light Company right of way, and the south line of Sector IX West, North 00 degrees 50 minutes and 47 seconds West a distance of 309.72 feet to an iron rod for corner in the south line of Skyway Circle South, a 60 foot right of way;

THENCE with the south line of Skyway Circle, North 89 degrees 09 minutes 13 seconds East a distance of 556.29 feet to an iron rod for corner;

THENCE departing the south line of Skyway Circle, South 01 degrees 04 minutes 57 seconds East a distance of 316.00 feet to an iron rod for corner in the north line of said Texas Power and Light Company right of way and the South line of Sector IX West;

THENCE with the north line of said Texas Power and Light Company


                            Exhibit A - Page 1 of 2
right of way, and the south line of Sector IX West, South 89 degrees 47 minutes 55 seconds West a distance of 557.62 feet to the POINT OF BEGINNING;

CONTAINING 4.000 acres of land, more or less.


TRACT II:  Central Park Office Tech

PARCEL A - being Lot 1, Block "D", Central Park Addition, an addition to the City of Richardson, Texas, according to the Map thereof recorded in Volume 83157, Page 1954, Map Records of Dallas County, Texas; and

PARCEL B - being Lot 31, Block "D", replat of Central Park Phase II, an addition to the City of Richardson, Texas, according to the Map thereof recorded in Volume 84217, Page 2898, Map Records of Dallas County, Texas;


This exhibit will be modified, as appropriate, to reflect the legal description set forth on the deed into Seller.



                            Exhibit A - Page 2 of 2

                                   EXHIBIT "B"


                               DUE DILIGENCE ITEMS


Such documents that are related to the Property as are in the possession of Seller or Seller's property manager, excluding loan files and appraisals.




                            Exhibit B - Page 1 of 2

                                   EXHIBIT "C"


AFTER RECORDING RETURN TO:





                              SPECIAL WARRANTY DEED


THE STATE OF TEXAS )
                   )       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS   )

         THAT, CM PROPERTY MANAGEMENT, INC., a Connecticut corporation ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by ________________________ ______________________________ ("Grantee"), whose mailing address ____________________________________________________, the
receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and, to the extent owned by Grantor, fixtures situated thereon and all and singular the tenements, hereditaments, easements, rights and appurtenances thereto in anywise belonging (collectively, the "Property"); subject, however, to those matters more particularly described in Exhibit B attached hereto and made a part hereof for all purposes (collectively, the "Permitted Exceptions").

         TO HAVE AND TO HOLD the Property, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS



                            Exhibit C - Page 1 of 3

EXPRESSLY UNDERSTOOD AND AGREED THAT GRANTEE IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS", AND WITH ALL FAULTS AND THAT, EXCEPT AS TO THE SPECIAL WARRANTY OF TITLE SET FORTH ABOVE, GRANTOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, IN THIS DEED WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, HANDICAPPED ACCESSIBILITY LAW COMPLIANCE, PRESENCE/ABSENCE OF HAZARDOUS MATERIALS, ELECTROMAGNETIC FIELD EXPOSURE LEVELS OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE), WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY, AND GRANTEE, BY ITS ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE GRANTOR, ITS PARTNERS AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIM, OBLIGATION AND LIABILITY (WHETHER BASED IN TORT, UNDER CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION AND/OR ALLEGED REPRESENTATION. EXCEPT FOR THE SPECIAL WARRANTIES OF TITLE SET FORTH HEREIN AND THE REPRESENTATIONS AND WARRANTIES OF GRANTOR IN SECTION 8 OF THE AGREEMENT OF PURCHASE AND SALE BETWEEN GRANTOR AND GRANTEE, GRANTEE HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES GRANTOR FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT GRANTEE MAY HAVE AGAINST GRANTOR WITH RESPECT TO ANY COSTS, LOSSES, EXPENSES OR OTHER LIABILITIES INCURRED IN CONNECTION WITH OR RELATED IN ANY MANNER TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OF CONTRIBUTION OR REIMBURSEMENT PROVIDED UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, THE RESOURCE CONSERVATION AND RECOVERY ACT, OR ANY OTHER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW OR REGULATION.

         Grantee, by its acceptance hereof, hereby assumes payment of all standby charges, ad valorem real estate taxes and assessments with respect to the 1997 calendar year and subsequent calendar years not yet due and payable, each to the extent attributable to all or any portion of the Property.

         IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this ___ day of ____________, 1997.

                                          GRANTOR:

                                          CM PROPERTY MANAGEMENT, INC.

                                          By:      Cornerstone Real Estate
                                                   Advisers, Inc.,
                                                   its authorized agent

                                                   By:
                                                   Name:
                                                   Title:





                            Exhibit C - Page 2 of 3

THE STATE OF ___________   )
                           )
COUNTY OF ______________   )

         This instrument was acknowledged before me on _______________________, 1997, by _____________________, a _______________________ of Cornerstone Real
Estate Advisers, Inc., in its capacity as authorized agent for CM Property Management, Inc., a Connecticut corporation, on behalf of such corporation.


                                        Notary Public, State of ___________


My Commission Expires:                    Notary's name printed:






                            Exhibit C - Page 3 of 3

                                   EXHIBIT "D"


                                  BILL OF SALE


         THIS BILL OF SALE is made this day of , 1997, by CM PROPERTY MANAGEMENT, INC. ("Seller") to _______________________ ("Buyer").

                                R E C I T A L S :

         A. Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of ______________________, 1997 (the "Purchase Agreement") for the purchase and sale of certain real property more particularly described therein (the "Real Property"). Each capitalized term not defined herein shall have the respective meaning given to that term in the Purchase Agreement.

         B. The Purchase Agreement provides, in part, that Seller shall transfer to Buyer all tangible personal property, if any, of every kind and character owned by Seller and attached to, appurtenant to or located in the Real Property, all of which is listed on Exhibit "A" attached hereto ("Personal Property").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver (collectively, "Transfer") to Buyer, and Buyer accepts, the Personal Property.

         1. THE PERSONAL PROPERTY IS BEING TRANSFERRED ON AN "AS IS" BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PROPERTY TRANSFERRED HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.

         2. This Bill of Sale shall be binding upon and inure to the benefit of the respective successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.


                             Exhibit D - Page 1 of 2

         3. If any party hereto brings any action or suit against the other party hereto by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Bill of Sale, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees, charges and costs, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the day and year first above written.

                                            SELLER:

                                            CM PROPERTY MANAGEMENT, INC.

                                            By:      Cornerstone Real
                                                     Estate Advisers, Inc.,
                                                     its Authorized Agent


                                                     By:

                                                     Name:
                                                     Title:



                                            BUYER:




                             Exhibit D - Page 2 of 2

                                   EXHIBIT "E"


                               GENERAL ASSIGNMENT


                                           THIS    GENERAL ASSIGNMENT
("Assignment") is made this _____ day of _________________, 1997, by and between __________ ("Assignor"), and __________ ("Assignee").

                                   WITNESSETH:

                                           WHEREAS, Assignor and Assignee are
parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement") dated as of ___________, 1997, respecting the sale of certain "Property" (as described in the Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                                           WHEREAS, under the Agreement,
Assignor is obligated to assign to Assignee, to the extent transferable by Assignor, all of Assignor's right, title and interest in and to all Leases and Contracts, including without limitation those Leases listed on Exhibit "A" and those Contracts listed on Exhibit "B" attached hereto and incorporated herein by this reference.

                                          NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, except as set forth in Section 3.12 of the Agreement, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Leases and Contracts, and Assignee hereby accepts such assignment.

                                          By acceptance of this Assignment,
Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases and Contracts.

                                          Assignee hereby agrees to indemnify,
defend and hold harmless Assignor, its agents and its and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of


                             Exhibit E - Page 1 of 2
any breach by Assignee of any of its obligations under this Assignment or arising out of any obligations under the Leases and Contracts on or after the date hereof.

                                            Assignor hereby agrees to indemnify
defend and hold harmless Assignee from any and all claims, losses, liabilities and expenses attributable to any breach by Assignor under the Leases and Contracts during Assignor's period of ownership, but not otherwise.

                                            In the event any party hereto
institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party in such action shall be entitled to recover, in addition to the cost of the suit, its actual attorneys' fees.

                                            This Assignment shall be binding
upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

                                            This Assignment may be executed in
any number of counterparts, each of which shall be an original, and all of which, together, shall constitute one and the same instrument.

                                            IN WITNESS WHEREOF, Assignor and
Assignee have executed and delivered this Assignment as of the day and year first above written.


                                            ASSIGNOR:

                                            CM PROPERTY MANAGEMENT, INC.

                                            By:      Cornerstone Real
                                                     Estate Advisers, Inc.,
                                                     its Authorized Agent


                                                     By:

                                                     Name:
                                                     Title:



                                            ASSIGNEE:




                             Exhibit E - Page 2 of 2

                                   EXHIBIT "F"


                             FORM OF TENANT ESTOPPEL


                            See form attached hereto























                             Exhibit F - Page 1 of 1

                                   EXHIBIT "G"


                             FORM OF SELLER ESTOPPEL


                            See form attached hereto

















                             Exhibit G - Page 1 of 1